Exhibit 10.7

amendment to the Securities Purchase Agreement AND Return AGREEMENT

This Amendment to the Securities Purchase Agreement and Return Agreement (this “Agreement”), dated as of December 16, 2020, among other things, amends that certain Securities Purchase Agreement, dated as of September 28, 2020, by and between Prospector Capital Corp., a Cayman Islands exempted company (the “Company”), and Prospector Sponsor LLC, a Cayman Islands limited liability company (the “Transferor”) (as the same may be further amended, modified, supplemented or waived from time to time, the “Securities Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Transferor acquired 10,050,000 Private Placement Warrants and 10,062,500 Class B Shares (the “Initial Securities”) from the Company;

WHEREAS, the Transferor desires to return to the Company, and the Company desires to have returned from the Transferor, 2,300,000 Private Placement Warrants and 2,875,000 Class B Shares (together, the “Returned Securities”);

WHEREAS, pursuant to Section 8(i) of the Securities Purchase Agreement, the Securities Purchase Agreement may be amended by an instrument in writing and signed by the Company and the Transferor; and

WHEREAS, the Parties wish to amend the Securities Purchase Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Agreement, and the mutual promises contained in this Agreement, and intending to be legally bound thereby, the Company and the Transferor agree as follows:

Section 1. Return of Securities.

1.1	Subject to the terms and conditions set forth herein, (i) the Transferor hereby returns, assigns, transfers and delivers to the Company the Returned Securities and (ii) the Company hereby accepts the assignment, transfer and delivery of such Returned Securities from the Transferor.

1.2	The closing of the return of the Returned Securities shall take place on the date hereof simultaneously with the execution and delivery of this Amendment by electronic delivery of documents (by pdf, email or other form of electronic communication). Each of the Transferor and the Company hereby agrees and acknowledges that effective immediately, the Transferor ceases to own any of the Returned Securities.

1.3	In full consideration for the return by the Transferor of the Returned Securities, on the date hereof, the Company shall repay $2,300,000 by wire transfer of immediately available funds to the account designated by the Transferor.

1.4	The parties hereto acknowledge and agree that, for all U.S. federal (and applicable state, local, and foreign) income tax purposes, (a) the return of the Returned Securities was integral to the terms of the Securities and (b) except to the extent otherwise required pursuant to a "determination" (as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar provision of state, local or foreign law) or a change in applicable law, (i) for valid business reasons, such return is intended to restore the Transferor’s position with respect to the ownership of the Private Placement Warrants and Class B Shares of the Company to the intended status as if the Initial Securities did not include the Returned Securities, and, accordingly, the purchase and sale of the Initial Securities, to the extent that such Initial Securities constitute the Returned Securities, shall be disregarded, (ii) the parties hereto shall treat such return as an adjustment to the number of, and the purchase price paid for, the Initial Securities under the Securities Purchase Agreement and not as a separate sale or exchange of the Returned Securities, and (iii) such return shall not constitute or give rise to any actual, constructive or deemed distribution under Section 311 or any other provision of the Code (or any similar provision of state, local or foreign law). The parties hereto shall file all tax returns and otherwise report for tax purposes consistently with the preceding sentence except to the extent otherwise required pursuant to a "determination" (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign law) or a change in applicable law.

Section 2. Representations and Warranties of the Transferor.

As a material inducement to the Company to enter into this Agreement and buy the Returned Securities, the Transferor hereby represents and warrants to the Company that:

1.1	The Transferor is a limited liability company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Transferor. The Transferor possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

1.2	The execution, delivery and performance of this Agreement and the sale of the Returned Securities have been duly authorized by the Transferor. This Agreement constitutes the legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

1.3	The execution and delivery by the Transferor of this Agreement and the Securities do not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Transferor’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Transferor’s governing document in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Transferor is subject, or any agreement, order, judgment or decree to which the Transferor is subject, except for any filings required after the date hereof under federal or state securities laws.

1.4	No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Transferor of this Agreement or the consummation by the Transferor of any other transactions contemplated hereby.

1.5	Neither the Transferor nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3. Certain Amendments to the Securities Purchase Agreement.

1.1	The Securities Purchase Agreement is hereby amended such that Schedule I to the Securities Purchase Agreement is hereby replaced in its entirety by the form attached hereto as Attachment 1. From and after the date hereof, references to “Schedule I” in the Securities Purchase Agreement and/or any Exhibit thereto shall be deemed references to the form of Schedule I attached hereto as Attachment 1.

1.2	Except as otherwise expressly set forth in this Agreement, the provisions of the Securities Purchase Agreement and the Exhibits thereto, as amended by this Agreement, remain in full force and effect. From and after the date hereof, references to “this Agreement” in the Securities Purchase Agreement shall be deemed references to the Securities Purchase Agreement, as amended by this Agreement.

Section 4. Miscellaneous.

1.1	Further Assurances. The Transferor agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

1.2	Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or by certified mail (return receipt requested) or overnight courier service or (ii) by electronic mail, if to the Company, at the address of its principal offices and any electronic mail address as may be designated in writing by the Company and, if to the Transferor, at its address in the books and records of the Company and any electronic mail address as may be designated in writing by the Transferor, or to such other addresses as may be designated in writing by the Company or the Transferor. All such notices, statements or other documents shall be deemed received on the date of receipt by the recipient thereof if received prior to 8:00 p.m. on a business day in the place of receipt. Otherwise, any such notices, statements or other documents shall be deemed to have been received on the next succeeding business day in the place of receipt.

1.3	Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

1.4	Entire Agreement. This Agreement, together with the Securities Purchase Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Public Offering, embodies the entire agreement and understanding between the Transferor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

1.5	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

1.6	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

1.7	Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

1.8	Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

1.9	Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

PROSPECTOR CAPITAL CORP.

By:	/s/ Derek Aberle
	Name:	Derek Aberle
	Title:	Chief Executive Officer

TRANSFEROR:

PROSPECTOR SPONSOR LLC

By:	/s/ Derek Aberle
	Name:	Derek Aberle
	Title:	Managing Member

ATTACHMENT 1

Schedule I

Potential Forfeitures

(i) In the event that the Company determines in its sole discretion to issue one-third of a warrant in each Unit rather than one-half of a warrant, the Purchaser (or, if applicable, it and/or any transferees of the Private Placement Warrants) shall forfeit any and all rights to 2,583,333 Private Placement Warrants.

(ii) In the event that the Company determines in its sole discretion to issue one-quarter of a warrant in each Unit rather than one-half of a warrant, the Purchaser (or, if applicable, it and/or any transferees of the Private Placement Warrants) shall forfeit any and all rights to 3,875,000 Private Placement Warrants.

(viii) In the event the Over-Allotment Option is not exercised in full, the Purchaser (or, if applicable, it and/or any transferees of the Class B Shares) shall forfeit any and all rights to such number of Class B Shares (up to an aggregate of 937,500 (as such amount may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) and pro rata based upon the percentage of the Over-Allotment Option exercised) such that immediately following such forfeiture, the Purchaser (and all other initial shareholders of the Company prior to the Public Offering, if any) will own an aggregate of 20% of the issued and outstanding Ordinary Shares immediately following the Public Offering.